UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012 (March 27, 2012)

VANGUARD HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 665-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

    and

Item 8.01	Other Events.

Vanguard Health Systems, Inc. (the “Company”) is filing this Current Report on Form 8-K to retrospectively apply both the adoption of new accounting guidance and changes to the allocation of purchase price for an acquired business, as further described below, to its consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (the “2011 Form 10-K”).

Effective for the quarter ended September 30, 2011, the Company adopted the presentation and disclosure of patient service revenue, provision for bad debts, and the allowance for doubtful accounts guidance set forth by the Financial Accounting Standards Board. This guidance requires retrospective application of its presentation and disclosure requirements. As a result of retrospectively applying these provisions, the previously presented provision for doubtful accounts included in the consolidated statements of operations has been reclassified from an operating expense to a deduction from patient service revenues (net of contractual adjustments and discounts). Additionally, the notes to consolidated financial statements have been enhanced to provide additional information regarding the Company’s policies for recognizing revenue and assessing bad debts.

In addition, as a result of additional information that became available after June 30, 2011, relating to the fair value of certain liabilities assumed at the acquisition date in connection with the Detroit Medical Center (“DMC”) acquisition effective January 1, 2011, the Company revised its estimate of these assumed liabilities and the related income tax effect during the quarter ended December 31, 2011, and has recast the Company’s balance sheet as of June 30, 2011 to reflect these revised estimates.

The following Items included in the 2011 Form 10-K are being adjusted retrospectively to reflect the adoption of the presentation and disclosure provisions set forth by the new guidance described above and to retrospectively present the revised purchase price allocation for the DMC acquisition (which Items, as adjusted, are attached as Exhibit 99.1 through 99.3 hereto and hereby incorporated by reference herein):

Item 6 – Selected Financial Data;

Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

Item 8 – Financial Statements and Supplementary Data.

No Items included in the 2011 Form 10-K other than those identified above are being adjusted or otherwise revised in this filing.

This Current Report on Form 8-K should be read in conjunction with the 2011 Form 10-K and the Company’s quarterly report on Form 10-Q for the three months ended December 31, 2011 and other filings with the Securities and Exchange Commission. Information included in the 2011 Form 10-K is generally stated based on information available to the Company as of the date of the filing of the 2011 Form 10-K, and this filing does not reflect any subsequent information or events other than the adoption of the guidance and adjustment to certain assumed liabilities both as described above. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2011 Form 10-K for any information, uncertainties, transactions, risks, events or trends that subsequently occurred or became known to the Company. More current information is contained in the Company’s quarterly report on Form 10-Q for the three months ended December 31, 2011 and other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits filed as part of this Report are listed in the Exhibit Index which is located at the end of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 27, 2012	VANGUARD HEALTH SYSTEMS, INC.
(Registrant)

	BY:	/s/ Gary D. Willis
Gary D. Willis
Senior Vice President, Controller and
Chief Accounting Officer

VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Description

23	Consent of Independent Registered Public Accounting Firm.

99.1	Item 6 — Selected Financial Data from the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

99.2	Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations from the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

99.3	Item 8 — Financial Statements and Supplementary Data from the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.